                                                                      Exhibit 12

                        CERTIFICATE OF SOLE SHAREHOLDER

     Fund Asset Management, LP, the holder of the shares of common stock indicated below, par value $0.000l per share, of Mercury QA Strategy Series, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                   FUND ASSET MANAGEMENT, LP


                                   By:  PRINCETON SERVICES, INC.
                                   GENERAL PARTNER


                                   By: ______________________


Dated: ___________, 2000


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                                                Number of       Number of       Number of       Number of
          Name of Fund                       Class I Shares  Class A Shares  Class B Shares  Class C Shares
          ------------                       --------------  --------------  --------------  --------------
-----------------------------------------------------------------------------------------------------------
Mercury QA Strategy Growth and Income Fund      2,500           2,500           2,500           2,500
-----------------------------------------------------------------------------------------------------------
Mercury QA Strategy Long-Term Growth Fund       2,500           2,500           2,500           2,500
-----------------------------------------------------------------------------------------------------------
Mercury QA Strategy All-Equity Fund             2,500           2,500           2,500           2,500
-----------------------------------------------------------------------------------------------------------